Exhibit 1-.4

                                    AMENDMENT
                                    ---------

     This Amendment (the" Amendment") to that certain Investment Agreement dated November 28, 2005 previously entered into ("the Previous Agreement") by and between Proton Laboratories, Inc. ("Proton"), a State of Washington corporation, and, Dutchess Private Equities Fund, LP, a Delaware limited partnership, is made on this 17th day of December 2005.

WHEREAS, it is in the best interest of both parties to facilitate (the "Facilitation") the filing, review and effectiveness of the Form SB-2 to be filed in connection with the Previous Agreement.

WHEREAS, the Facilitation will be furthered by amending the Previous Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

1.   Amendment.  The  Previous  Agreement  is  hereby  amended to reflect at its
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     Section  2-D  the  following  changes:

          At Section 2-D , the DELETION of the phrase "the lesser of (i)".

          At Section 2-D, the DELETION of the phrase "and (ii) Twenty percent (20%) of the aggregate trading volume of the Common Stock during the applicable Pricing Period times (x) the lowest closing bid price of the Company's Common Stock during the specified Pricing Period,".

These DELETIONS result in the Section 2-D as amended reading in is entirety as follows:

          "SECTION 2. PURCHASE AND SALE OF COMMON STOCK.--D. INVESTOR'S OBLIGATION TO PURCHASE SHARES. Subject to the conditions set forth in this Agreement, following the Investor's receipt of a validly delivered Put Notice, the Investor shall be required to purchase from the Company during the related Pricing Period that number of Shares having an aggregate Purchase Price equal to the Put Amount set forth in the Put Notice, but only if said Shares bear no restrictive legend, are not subject to stop transfer instructions, pursuant to Section 2(h), prior to the applicable Closing Date."

2.   Other.  In  all  other  respects,  the  Previous  Agreement  are unchanged.
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                      [Signatures Appear on the Next Page]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment to be executed this 17th day of December 2005.

Proton  Laboratories
By
   -----------------------
Edward Alexander, CEO



DUTCHESS  PRIVATE  EQUITIES  FUND,  L.P.
BY  ITS  GENERAL  PARTNER,
DUTCHESS  CAPITAL  MANAGEMENT,  LLC
By:
   ----------------------------

Douglas  H.  Leighton,  Managing  Member